Exhibit (h)(2)(a)

AMENDMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (“Amendment”) dated March 31, 2023 (“Effective Date”) is by and between each trust listed on Appendix I hereto (each, the “Trust” and collectively, the “Trusts”) and each series of the Trusts listed on Appendix I hereto (as such Appendix I may be amended from time to time) and The Bank of New York Mellon (the “Bank”).

BACKGROUND:

A.	The Bank and the Trusts entered into a Transfer Agency and Service Agreement dated as of January 26, 2009, as amended to date, (the “Agreement”) relating to the Bank’s provision of services to the Trusts and each of their series identified on Appendix I (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Appendix I to the Agreement is hereby deleted in its entirety and replaced with Appendix I attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the meaning ascribed to such term in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Amendment physically delivered, on a copy of the Amendment transmitted by facsimile transmission or on a copy of the Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

INDEXIQ ETF TRUST
On behalf of each of its Series identified on Appendix I attached hereto

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Vice President

INDEXIQ ACTIVE ETF TRUST
On behalf of each of its Series identified on Appendix I attached hereto

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Jennifer Muzerall
Name:	Jennifer Muzerall
Title:	Senior Relationship Manager

APPENDIX I

(Amended and Restated as of March 31, 2023)

INDEXIQ ETF TRUST

IQ Hedge Multi-Strategy Tracker ETF

IQ Real Return ETF

IQ Global Resources ETF

IQ Merger Arbitrage ETF

IQ CBRE NextGen Real Estate ETF

IQ FTSE International Equity Currency Neutral ETF

IQ Chaikin U.S. Small Cap ETF

IQ Chaikin U.S Large Cap ETF

IQ 500 International ETF

IQ Candriam ESG U.S. Large Cap Equity ETF

IQ Candriam ESG International Equity ETF

IQ Healthy Hearts ETF

IQ Candriam ESG U.S. Mid Cap Equity ETF

IQ Engender Equality ETF

IQ Cleaner Transport ETF

IQ Clean Oceans ETF

IQ U.S. Large Cap R&D Leaders ETF

IQ U.S. Mid Cap R&D Leaders ETF

IQ Global Equity R&D Leaders ETF

INDEXIQ ACTIVE ETF TRUST

IQ Ultra Short Duration ETF

IQ MacKay Municipal Intermediate ETF

IQ MacKay Municipal Insured ETF

IQ Mackay ESG Core Plus Bond ETF

IQ MacKay ESG High Income ETF

IQ MacKay California Municipal Intermediate ETF

IQ Winslow Large Cap Growth ETF

IQ Winslow Focused Large Cap Growth ETF

IQ MacKay Multi-Sector Income ETF

IQ CBRE Real Assets ETF